UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 4, 2016
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

The Board of Directors (the “Board”) of General Motors Company (the “Company”) has considered the appropriate leadership structure for the Company and has concluded that it is in the best interests of the Company to combine the roles of Chairman of the Board and Chief Executive Officer of the Company so that the Company’s stakeholders will have a clear and singular vision of the future during a time of unprecedented industry change.

On January 4, 2016, the Board elected Mary T. Barra, the Chief Executive Officer of the Company, to the additional position of Chairman of the Board, effective immediately, to succeed Theodore M. Solso. In addition, the independent members of the Board elected Mr. Solso to serve as the Company’s independent Lead Director, effective immediately. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

The Board recognizes the importance of strong independent leadership on the Board and believes that as the independent Lead Director Mr. Solso will continue to provide strong leadership, oversight and other benefits to the Company. In addition to maintaining a significant majority of independent directors, the Board approved certain enhancements to the duties and responsibilities of the Lead Director under the Company’s Corporate Governance Guidelines.

The complete text of the Company’s Corporate Governance Guidelines, as amended, is set forth on the Company’s investor relations web site.

ITEM 9.01 Financial Statements and Exhibits

EXHIBIT

Exhibit	Description	Method of Filing

Exhibit 99.1	Press Release Dated January 4, 2016	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ JILL E. SUTTON
Date: January 4, 2016	By:	Jill E. Sutton Deputy General Counsel & Corporate Secretary